Exhibit 99.1

PERRIGO COMPANY PLC

RESTRICTED STOCK UNIT AWARD AGREEMENT

(SERVICE-BASED)

(Under the Perrigo Company plc 2013 Long-Term Incentive Plan)

TO:	«First_Name» «Last_Name»

RE:	Notice of Restricted Stock Unit Award (Service-Based)

This is to notify you that Perrigo Company plc (the “Company”) has granted you an Award under the Perrigo Company plc 2013 Long-Term Incentive Plan (the “Plan”), effective as of                     (the “Grant Date”). This Award consists of service-based restricted stock units. The terms and conditions of this incentive are set forth in the remainder of this agreement (the “Agreement”). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan.

SECTION 1

Restricted Stock Units – Service-Based Vesting

1.1 Grant. As of the Grant Date, and subject to the terms and conditions of this Agreement and the Plan, the Company grants you «Number_of_restricted_stock units» (“Restricted Stock Units”). Each Restricted Stock Unit shall entitle you to one share of Common Stock on the applicable RSU Vesting Date, provided the vesting conditions described in Section 1.2 are satisfied.

1.2 Vesting. Except as provided in Section 1.3, the Restricted Stock Units awarded in Section 1.1 shall vest on the fifth anniversary of the Grant Date (“RSU Vesting Date”) provided that you continue in the service of the Company from the Grant Date through the RSU Vesting Date.

Except as provided in Section 1.3, if your Termination Date occurs prior to the RSU Vesting Date, any Restricted Stock Units awarded under Section 1.1 that have not previously vested as of such Termination Date shall be permanently forfeited on your Termination Date.

1.3 Special Vesting Rules. Notwithstanding Section 1.2 above:

(a) If your Termination Date occurs by reason of death, Disability or Retirement with the Company’s consent, any Restricted Stock Units awarded under Section 1.1 that have not vested prior to such Termination Date shall become fully vested.

(b) If your Termination Date occurs by reason of an Involuntary Termination for Economic Reasons, any Restricted Stock Units awarded under Section 1.1 that would otherwise be scheduled to vest under Section 1.2 in the 24-month period following such Termination Date shall continue to vest during such 24-month period according to the vesting schedule in effect prior to such Termination Date. Any Restricted Stock Units that are not scheduled to vest during such 24-month period will be permanently forfeited on the Termination Date.

(c) In the event of a Change in Control (as defined in the Plan and as such definition may be amended hereafter) while you are employed by or otherwise providing service to the Company, all Restricted Stock Units awarded under Section 1.1 that have not vested or been forfeited prior to the date of such Change in Control shall become fully vested on such date.

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1.4 Settlement of Restricted Stock Units. As soon as practicable after the RSU Vesting Date, the Company shall transfer to Employee one share of Common Stock for each Restricted Stock Unit becoming vested on such date (the date of any such transfer shall be the “settlement date” for purposes of this Agreement); provided, however, the Company may withhold shares otherwise transferable to the Employee to the extent necessary to satisfy withholding taxes due by reason of the vesting of the Restricted Stock Units, in accordance with Section 2.6. The Employee shall have no rights as a stockholder with respect to the Restricted Stock Units awarded hereunder prior to the date of issuance to Employee of a certificate or certificates for such shares. Notwithstanding the foregoing, the Committee, in its sole discretion, may elect to settle Restricted Stock Units in cash based on the fair market value of the Common Stock on the RSU Vesting Date.

1.5 Dividend Equivalents. The Restricted Stock Units awarded under Section 1.1 shall be eligible to receive dividend equivalents in accordance with the following:

(a) An “Account” will be established in the Employee’s name. Such Account shall be for recordkeeping purposes only, and no assets or other amounts shall be set aside from the Company’s general assets with respect to such Account.

(b) On each date that a cash dividend is paid with respect to shares of Common Stock, the Company shall credit the Employee’s Account with the dollar amount of dividends the Employee would have received if each Restricted Stock Unit held by the Employee on the record date for such dividend payment had been a share of Common Stock. No interest or other earnings shall accrue on such Account.

(c) As of each RSU Vesting Date, the Employee shall receive a payment equal to the amount of dividends that would have been paid on the Restricted Stock Units vesting on such date had they been shares of Common Stock during the period beginning on the Grant Date and ending on the RSU Vesting Date, and the Account shall be debited appropriately. If the Employee forfeits Restricted Stock Units, any amounts in the Account attributable to such Restricted Stock Units shall also be forfeited.

(d) If dividends are paid in the form of shares of Common Stock rather than cash, then the Employee will be credited with one additional Restricted Stock Unit for each share of Common Stock that would have been received as a dividend had the Employee’s outstanding Restricted Stock Units been shares of Common Stock. Such additional Restricted Stock Units shall vest or be forfeited at the same time as the Restricted Stock Unit to which they relate.

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SECTION 2

General Terms and Conditions

2.1 Nontransferability. The Award under this Agreement shall not be transferable other than by will or by the laws of descent and distribution.

2.2 No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the RSU awarded under this Agreement prior to the date of issuance to you of a certificate or certificates for such shares.

2.3 Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

2.4 Award Subject to Plan. The granting of the Award under this Agreement is being made pursuant to the Plan and the Award shall be payable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

2.5 Adjustments in Event of Change in Common Stock. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to Award under this Agreement will be appropriately adjusted in an equitable manner to prevent dilution or enlargement of the rights granted to or available for you.

2.6 Withholding. This Award is subject to the withholding of all applicable taxes. The Company may withhold, or permit you to remit to the Company, any Federal, state or local taxes applicable to the grant, vesting or other event giving rise to tax liability with respect to this Award. If you have not remitted the full amount of applicable withholding taxes to the Company by the date the Company is required to pay such withholding to the appropriate taxing authority (or such earlier date that the Company may specify to assist it in timely meeting its withholding obligations), the Company shall have the unilateral right to withhold Common Stock relating to this Award in the amount it determines is sufficient to satisfy the minimum tax withholding required by law. State taxes will be withheld at the appropriate rate set by the state in which you are employed or were last employed by the Company. You may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock relating to this Award in an amount sufficient to satisfy all or a portion of the minimum tax withholding required by law.

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2.7 Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Common Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

2.8 Code Section 409A.

(a) Restricted Stock Units other than Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons and dividend equivalents payable under this Agreement are intended to be exempt from Code Section 409A under the exemption for short-term deferrals. Accordingly, Restricted Stock Units (other than Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons) will be settled and dividend equivalents will be paid no later than the 15th day of the third month following the later of (i) the end of your tax year in which the RSU Vesting Date occurs, or (ii) the end of the tax year of the Company in which the RSU Vesting Date occurs.

(b) Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons are subject to the provisions of this subsection (b). Any distribution in settlement of such Restricted Stock Units will occur provided your Involuntary Termination for Economic Reasons constitutes a “separation from service” as defined in Treasury Regulation §1.409A-1(h). If the Company determines that you are a “specified employee” as defined in Code Section 409A (i.e., an officer with annual compensation above $130,000 (as adjusted for inflation), a five-percent owner of the Company or a one-percent owner with annual compensation in excess of $150,000), distribution in settlement of any such Restricted Stock Units that would be payable within six months of your separation from service shall be delayed to the first business day following the six-month anniversary of your separation from service. Any distribution in settlement of such Restricted Stock Units that would be made more than six months after your separation from service (without application of the six-month delay) shall not be subject to the six-month delay described in this subsection.

2.9 Data Privacy. By entering into this Agreement and accepting this Award, you (a) explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, (b) understand that the Company may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and details of all awards or entitlements to Shares granted to you under the Plan or otherwise (“Data”), (c) understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued upon vesting of the Award may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country, (d) waive any data privacy rights you may have with respect to the data, and (e) authorize the Company, its subsidiaries and its agents, to store and transmit such information in electronic form.

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2.10 Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

2.11 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principles of conflict of laws. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

2.12 Forfeiture of RSUs. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) if your incentive or equity-based compensation is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, or (b) the Committee determines you either knowingly engaged in or failed to prevent the misconduct, or your actions or inactions with respect to the misconduct and restatement constituted gross negligence, you shall (i) be required to reimburse the Company the amount of any payment (including dividend equivalents) relating to any RSUs earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) all outstanding RSUs (including related dividend equivalents) that have not yet been settled shall be immediately forfeited. In addition, Common Stock acquired under this Agreement, and any gains or profits on the sale of such Common Stock, shall be subject to any “clawback” or recoupment policy later adopted by the Company.

****

We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award.

Very truly yours,

<<Name>>
<<Title>>

(U.S. Employee RSU)	Page 5 of 5

PERRIGO COMPANY PLC

RESTRICTED STOCK UNIT AWARD AGREEMENT

(PERFORMANCE-BASED)

(Under the Perrigo Company plc 2013 Long-Term Incentive Plan)

TO:	«First_Name» «Last_Name»

RE:	Notice of Restricted Stock Unit Award (Performance-Based)

This is to notify you that Perrigo Company plc (the “Company”) has granted you an Award under the Perrigo Company plc 2013 Long-Term Incentive Plan (the “Plan”), effective as of                                      (the “Grant Date”). This Award consists of performance-based restricted stock units. The terms and conditions of this incentive are set forth in the remainder of this agreement (the “Agreement”). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan.

SECTION 1

Restricted Stock Units – Performance-Based Vesting

1.1 Grant. As of the Grant Date, the Company grants to you «Target_Number_of_Performance_Based_Restr» restricted stock units (“Performance Restricted Stock Units” or “PRSUs”), subject to the terms and conditions set forth in this Agreement. The number of PRSUs awarded in this Section 1.1 is referred to as the “Target Award.” The Target Award may be increased or decreased depending on the level of attainment of Performance Goals for designated Performance Measures as described in Section 1.2. Each PRSU shall entitle you to one share of Common Stock on the PRSU Vesting Date, subject to the terms and conditions of this Agreement.

1.2 Calculation of PRSUs Payable. The number of PRSUs awarded in Section 1.1 payable to you, if any, shall be determined as of the PRSU Vesting Date. That number will be determined based on the average level of attainment of the Performance Measure(s) for each Measurement Period in the Performance Period, in accordance with the schedule determined by the Committee at the time the Performance Measures and applicable Performance Goals are established by the Committee.

The Committee shall establish one or more Performance Measures and the Performance Goals with respect to each Performance Measure that must be attained for Threshold, Target and Maximum performance for each Measurement Period. The Performance Measure and Performance Goals for each Measurement Period will be provided to you.

Following the end of each Measurement Period in the Performance Period, the Committee will determine the percentage of Target Award PRSUs that would be payable for such Measurement Period, based on the attainment of the Performance Goals for each Performance Measure(s) established by the Committee for that Measurement Period. The

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percentage of the Target Award that would be payable under the schedule shall be adjusted, pro rata, to reflect attained performance between Threshold and Target, and Target and Maximum.

At the end of the Performance Period, the percentage payout for each Measurement Period in the Performance Period will be averaged to determine the actual percentage of Target Award PRSUs that may become payable to you under this Agreement. In no event will the calculation of a positive payout percentage for any Measurement Period be construed to guarantee that any PRSUs will be paid to you under this Agreement. Payout percentages for each Measurement Period are determined solely for purposes of determining the average Measurement Period payout percentage for the Performance Period.

Except as provided in Section 1.4, the PRSUs will be permanently forfeited if your Termination Date occurs on or prior to the PRSU Vesting Date. If the average Measurement Period performance payout for the Performance Period is less than the Threshold performance level established by the Committee, all PRSUs that have not previously been forfeited shall be forfeited as of the PRSU Vesting Date. If the average Measurement Period performance payout for the Performance Period exceeds the Maximum performance level established by the Committee, in no event will the number of PRSUs vesting exceed 200% of the Target Award.

1.3 Definitions. The following terms shall have the following meanings under this Section 1.

(a) “Performance Goal” means the level of performance that must be attained with respect to a Performance Measure for a Measurement Period for Minimum, Target and Maximum payout.

(b) “Performance Measure” for any Measurement Period means one or more financial measures, as determined by the Committee. The Committee shall provide how the Performance Measure will be adjusted, if at all, as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction.

(c) “Performance Period” means the period beginning on June 28, 2015 and ending on December 31, 2017. The Performance Period consists of three “Measurement Periods.” The first Measurement Period begins on June 28, 2015 and ends on December 31, 2015. The second and third Measurement Periods are the calendar years 2016 and 2017, respectively.

(d) “PRSU Vesting Date” means June 29, 2018.

1.4 Special Vesting Rules. Notwithstanding Section 1.2 above, in the event of a Change in Control (as defined in the Plan and as such definition may be amended hereafter) while you are employed by or otherwise providing service to the Company, all of the PRSUs awarded under Section 1.1 that have not previously been forfeited shall become fully vested as if

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Target performance had been obtained for the Performance Period effective as of the date of any such event. If your Termination Date occurs because of death, Disability, or Retirement, the PRSUs shall vest or be forfeited as of the PRSU Vesting Date based on the attainment of the performance goals. If your Termination Date occurs because of an Involuntary Termination for Economic Reasons, the Company’s Chief Executive Officer (or the Committee, if you are subject to Section 16 of the Exchange Act), in his or her sole and absolute discretion, may permit all or part of the PRSUs awarded hereunder to remain outstanding and vest or be forfeited as of the PSRU Vesting Date, depending on the attainment of Performance Goals. To the extent that the Chief Executive Officer (or Committee, if applicable) does not exercise discretionary authority to allow PRSUs to remain outstanding on the date of your Involuntary Termination for Economic Reasons, such PRSUs shall be permanently forfeited.

1.5 Settlement of PRSUs. Provided the Committee has certified the average payout for each of the three Measurement Periods in the Performance Period and provided your Termination Date has not occurred on or prior to the PRSU Vesting Date, on or as soon as practicable following the PRSU Vesting Date and in no event later than the date set forth in Section 2.8, the Company shall transfer to you one share of Common Stock for each PRSU, if any, as determined pursuant to Section 1.2 or 1.4 of this Agreement (the date of any such transfer shall be the “settlement date” for purposes of this Agreement); provided, however, the Company may settle PRSUs in cash, based on the fair market value of the shares on the settlement date, to the extent necessary to satisfy tax withholding pursuant to Section 2.6. No fractional shares shall be transferred. Any fractional share shall be rounded to the nearest whole share. The income attributable to the vesting of PRSUs and the amount of any required tax withholding will be determined based on the value of the shares on the settlement date. PRSUs are not eligible for dividend equivalents.

SECTION 2

General Terms and Conditions

2.1 Nontransferability. The Award under this Agreement shall not be transferable other than by will or by the laws of descent and distribution.

2.2 No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the PRSU awarded under this Agreement prior to the date of issuance to you of a certificate or certificates for such shares.

2.3 Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

2.4 Award Subject to Plan. The granting of the Award under this Agreement is being made pursuant to the Plan and the Award shall be payable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall

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have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

2.5 Adjustments in Event of Change in Common Stock. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to Award under this Agreement will be appropriately adjusted in an equitable manner to prevent dilution or enlargement of the rights granted to or available for you.

2.6 Withholding. This Award is subject to the withholding of all applicable taxes. The Company may withhold, or permit you to remit to the Company, any Federal, state or local taxes applicable to the grant, vesting or other event giving rise to tax liability with respect to this Award. If you have not remitted the full amount of applicable withholding taxes to the Company by the date the Company is required to pay such withholding to the appropriate taxing authority (or such earlier date that the Company may specify to assist it in timely meeting its withholding obligations), the Company shall have the unilateral right to withhold Common Stock relating to this Award in the amount it determines is sufficient to satisfy the minimum tax withholding required by law. State taxes will be withheld at the appropriate rate set by the state in which you are employed or were last employed by the Company. You may elect to surrender previously acquired Common Stock or to have the Company withhold Common Stock relating to this Award in an amount sufficient to satisfy all or a portion of the minimum tax withholding required by law.

2.7 Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Common Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

2.8 Short Term Deferral. PRSUs payable under this Agreement are intended to be exempt from Code Section 409A under the exemption for short-term deferrals. Accordingly, PRSUs will be settled no later than the 15th day of the third month following the later of (i) the end of your tax year in which the PRSUs are no longer subject to a substantial risk of forfeiture, or (ii) the end of the tax year of the Company in which the PRSUs are no longer subject to a substantial risk of forfeiture.

2.9 Data Privacy. By entering into this Agreement and accepting this Award, you (a) explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, (b) understand that the Company may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and details of all awards or entitlements to Shares granted to you under the Plan or otherwise (“Data”), (c) understand that Data may be transferred to any third parties

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assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued upon vesting of the Award may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country, (d) waive any data privacy rights you may have with respect to the data, and (e) authorize the Company, its subsidiaries and its agents, to store and transmit such information in electronic form.

2.10 Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

2.11 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan without regard to principles of conflict of laws. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

2.12 Forfeiture of PRSUs. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) if your incentive or equity-based compensation is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, or (b) the Committee determines you either knowingly engaged in or failed to prevent the misconduct, or your actions or inactions with respect to the misconduct and restatement constituted gross negligence, you shall (i) be required to reimburse the Company the amount of any payment relating to any PRSUs earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) all outstanding PRSUs that have not yet been settled shall be immediately forfeited. In addition, Common Stock acquired under this Agreement, and any gains or profits on the sale of such Common Stock, shall be subject to any “clawback” or recoupment policy later adopted by the Company.

****

We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award.

Very truly yours,

<<Name>>
<<Title>>

(U.S. Employee RSU)	Page 5 of 5

PERRIGO COMPANY PLC

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR NON-U.S. PARTICIPANTS

(SERVICE-BASED)

(Under the Perrigo Company plc 2013 Long-Term Incentive Plan)

TO:	«First_Name» «Last_Name»

RE:	Notice of Restricted Stock Unit Award (Service-Based)

This is to notify you that Perrigo Company plc (the “Company”) has granted you an Award for non-U.S. participants under the Perrigo Company plc 2013 Long-Term Incentive Plan (the “Plan”), effective as of                     (the “Grant Date”). This Award consists of service-based restricted stock units. The terms and conditions of this incentive are set forth in the remainder of this agreement (including any special terms and conditions set forth in any appendix for your country (“Appendix”)) (collectively, the “Agreement”). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan.

SECTION 1

Restricted Stock Units – Service-Based Vesting

1.1 Grant. As of the Grant Date, and subject to the terms and conditions of this Agreement and the Plan, the Company grants you «Number_of_restricted_stock units» (“Restricted Stock Units” or “RSUs”). Each Restricted Stock Unit shall entitle you to one share of common stock of the Company (“Common Stock”) on the applicable RSU Vesting Date, provided the vesting conditions described in Section 1.2 are satisfied.

1.2 Vesting. Except as provided in Section 1.3, the Restricted Stock Units awarded in Section 1.1 shall vest on the fifth anniversary of the Grant Date (“RSU Vesting Date”) provided that you continue in the service of the Company from the Grant Date through the RSU Vesting Date.

Except as provided in Section 1.3, if your Termination Date occurs prior to the RSU Vesting Date, any Restricted Stock Units awarded under Section 1.1 that have not previously vested as of such Termination Date shall be permanently forfeited on your Termination Date.

1.3 Special Vesting Rules. Notwithstanding Section 1.2 above:

(a) If your Termination Date occurs by reason of death, Disability or Retirement with the Company’s consent, any Restricted Stock Units awarded under Section 1.1 that have not vested prior to such Termination Date shall become fully vested.

(b) If your Termination Date occurs by reason of an Involuntary Termination for Economic Reasons, any Restricted Stock Units awarded under Section 1.1 that would otherwise be scheduled to vest under Section 1.2 in the 24-month period following such Termination Date shall continue to vest during such 24-month period according to the vesting

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schedule in effect prior to such Termination Date. Any Restricted Stock Units that are not scheduled to vest during such 24-month period will be permanently forfeited on the Termination Date.

(c) In the event of a Change in Control (as defined in the Plan and as such definition may be amended hereafter) while you are employed by or otherwise providing service to the Company, all Restricted Stock Units awarded under Section 1.1 that have not vested or been forfeited prior to the date of such Change in Control shall become fully vested on such date.

1.4 Settlement of Restricted Stock Units. As soon as practicable after the RSU Vesting Date, the Company shall transfer to Employee one share of Common Stock for each Restricted Stock Unit becoming vested on such date (the date of any such transfer shall be the “settlement date” for purposes of this Agreement); provided, however, the Company may withhold shares otherwise transferable to the Employee to the extent necessary to satisfy withholding taxes due by reason of the vesting of the Restricted Stock Units, in accordance with Section 2.7. The Employee shall have no rights as a stockholder with respect to the Restricted Stock Units awarded hereunder prior to the date of issuance to Employee of a certificate or certificates for such shares. Notwithstanding the foregoing, the Committee, in its sole discretion, may elect to settle Restricted Stock Units in cash based on the fair market value of the Common Stock on the RSU Vesting Date.

1.5 Dividend Equivalents. The Restricted Stock Units awarded under Section 1.1 shall be eligible to receive dividend equivalents in accordance with the following:

(a) An “Account” will be established in the Employee’s name. Such Account shall be for recordkeeping purposes only, and no assets or other amounts shall be set aside from the Company’s general assets with respect to such Account.

(b) On each date that a cash dividend is paid with respect to shares of Common Stock, the Company shall credit the Employee’s Account with the dollar amount of dividends the Employee would have received if each Restricted Stock Unit held by the Employee on the record date for such dividend payment had been a share of Common Stock. No interest or other earnings shall accrue on such Account.

(c) As of each RSU Vesting Date, the Employee shall receive a payment equal to the amount of dividends that would have been paid on the Restricted Stock Units vesting on such date had they been shares of Common Stock during the period beginning on the Grant Date and ending on the RSU Vesting Date, and the Account shall be debited appropriately. If the Employee forfeits Restricted Stock Units, any amounts in the Account attributable to such Restricted Stock Units shall also be forfeited.

(d) If dividends are paid in the form of shares of Common Stock rather than cash, then the Employee will be credited with one additional Restricted Stock Unit for each share of Common Stock that would have been received as a dividend had the Employee’s outstanding Restricted Stock Units been shares of Common Stock. Such additional Restricted Stock Units shall vest or be forfeited at the same time as the Restricted Stock Unit to which they relate.

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SECTION 2

General Terms and Conditions

2.1 Nontransferability. The Award under this Agreement shall not be transferable other than by will or by the laws of descent and distribution.

2.2 No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any shares of Common Stock subject to the RSU awarded under this Agreement prior to the date of issuance to you of a certificate or certificates for such shares.

2.3 Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

2.4 Award Subject to Plan. The granting of the Award under this Agreement is being made pursuant to the Plan and the Award shall be payable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

2.5 Adjustments in Event of Change in Common Stock. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to the Award under this Agreement will be appropriately adjusted in an equitable manner to prevent dilution or enlargement of the rights granted to or available for you.

2.6 Acknowledgement. The Company and you agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement (including the Appendix) and by the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of each of the foregoing documents, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accept the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

2.7 Responsibility for Taxes. Regardless of any action the Company or, if different, the Affiliate employing or retaining you takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Affiliate employing or retaining you. You further acknowledge that the Company and/or the Affiliate employing or retaining you (1) make

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no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of shares of Common Stock acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the RSU Grant Date and the date of any relevant taxable event, as applicable, you acknowledge that the Company and/or the Affiliate employing or retaining you (or formerly employing or retaining you, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(a) Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Affiliate employing or retaining you to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Affiliate employing or retaining you, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(1) withholding from your wages or other cash compensation paid to you by the Company and/or the Affiliate employing or retaining you; or

(2) withholding from proceeds of the sale of shares of Common Stock acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(3) withholding in shares of Common Stock to be issued upon settlement of the RSUs.

(b) To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested RSUs, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.

(c) Finally, you shall pay to the Company or the Affiliate employing or retaining you any amount of Tax-Related Items that the Company or the Affiliate employing or retaining you may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds of the sale of shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

2.8 Compliance with Applicable Law. The issuance of Common Stock will be subject to and conditioned upon compliance by the Company and you, including any written representations, warranties and agreements as the Administrator may request of you for compliance with all (i) applicable U.S. state and federal laws and regulations, (ii) applicable laws

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of the country where you reside pertaining to the issuance or sale of shares of Common Stock, and (iii) applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

2.9 Code Section 409A (Only Applicable to Individuals Subject to U.S. Federal Tax Laws).

(a) Restricted Stock Units other than Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons and dividend equivalents payable under this Agreement are intended to be exempt from Code Section 409A under the exemption for short-term deferrals. Accordingly, Restricted Stock Units (other than Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons) will be settled and dividend equivalents will be paid no later than the 15th day of the third month following the later of (i) the end of your tax year in which the RSU Vesting Date occurs, or (ii) the end of the tax year of the Company in which the RSU Vesting Date occurs.

(b) Restricted Stock Units that continue to vest by reason of your Involuntary Termination for Economic Reasons are subject to the provisions of this subsection (b). Any distribution in settlement of such Restricted Stock Units will occur provided your Involuntary Termination for Economic Reasons constitutes a “separation from service” as defined in Treasury Regulation §1.409A-1(h). If the Company determines that you are a “specified employee” as defined in Code Section 409A (i.e., an officer with annual compensation above $130,000 (as adjusted for inflation), a five-percent owner of the Company or a one-percent owner with annual compensation in excess of $150,000), distribution in settlement of any such Restricted Stock Units that would be payable within six months of your separation from service shall be delayed to the first business day following the six-month anniversary of your separation from service. Any distribution in settlement of such Restricted Stock Units that would be made more than six months after your separation from service (without application of the six-month delay) shall not be subject to the six-month delay described in this subsection.

2.10 Data Privacy.

(a) By entering into this Agreement and accepting this Award, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other RSU grant materials by and among, as applicable, the Affiliate employing or retaining you, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(b) You understand that the Company and the Affiliate employing or retaining you may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

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(c) You understand that Data will be transferred to legal counsel or a broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of the Data by contacting your local or Company human resources representative. You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local or Company human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local or Company human resources representative.

2.11 Nature of Grant. In accepting the grant, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, except as otherwise provided in the Plan;

(b) the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(c) all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

(d) you are voluntarily participating in the Plan;

(e) the RSUs and the shares of Common Stock subject to the RSUs are an extraordinary item and which is outside the scope of your employment or service contract, if any;

(f) the RSUs and the shares of Common Stock subject to the RSUs are not intended to replace any pension rights or compensation;

(g) the RSUs and the shares of Common Stock subject to the RSUs are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Affiliate employing or retaining you or any other Affiliate;

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(h) the grant and your participation in the Plan will not be interpreted to form an employment or service contract with the Company or any Affiliate;

(i) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty;

(j) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from your Termination Date (for any reason whatsoever, whether or not later found to be invalid and whether or not in breach of employment laws in the jurisdiction where you are employed or rendering services, or the terms of your employment agreement, if any), and in consideration of the grant of the RSUs to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Affiliate employing or retaining you, waive your ability, if any, to bring any such claim, and release the Company and the Affiliate employing or retaining you from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(k) you acknowledge and agree that neither the Company, the Affiliate employing or retaining you nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to you pursuant to the settlement of the RSUs or the subsequent sale of any shares of Common Stock acquired upon settlement.

2.12 Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

2.13 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Michigan, U.S.A., without regard to principles of conflict of laws. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

2.14 Forfeiture of RSUs. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) if your incentive or equity-based compensation is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, or (b) the Committee determines you either knowingly engaged in or failed to prevent the misconduct, or your actions or inactions with respect to the misconduct and restatement constituted gross negligence, you shall (i) be required to reimburse the Company the amount of any payment (including dividend equivalents) relating to any RSUs earned or accrued during the twelve month period following the first public issuance or filing with the SEC

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(whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) all outstanding RSUs (including related dividend equivalents) that have not yet been settled shall be immediately forfeited. In addition, Common Stock acquired under this Agreement, and any gains or profits on the sale of such Common Stock, shall be subject to any “clawback” or recoupment policy later adopted by the Company.

2.15 Appendix. Notwithstanding any provisions in this Agreement, the RSU grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with laws of the country where you reside or to facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

2.16 Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with laws of the country where you reside or to facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

****

We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award.

Very truly yours,

<<Name>>
<<Title>>

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APPENDIX

PERRIGO COMPANY PLC

Additional Terms and Provisions to

Restricted Stock Unit Award Agreement (Service-Based)

Terms and Conditions

This Appendix (the “Appendix”) includes additional terms and conditions that govern the restricted stock units (“RSUs” or “Award”) granted to you under the Plan if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement.

In addition, please note that the Award is exceptional in nature as it relates to the specific circumstances of acquisition of the shares of Omega Pharma. Perrigo considers it to be a useful incentive for the combined portfolio to be successful. Therefore, it will not create any entitlement to receive any similar benefit in the future.

Notifications

This Appendix also includes country-specific information of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2014. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that you vest in the RSUs and shares of Common Stock are issued to you or the shares issued upon vesting of the RSUs are sold.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation. Finally, please note that if you are a citizen or resident of a country other than the country in which you are currently working, or transfers employment after grant, the information contained in the Appendix may not be applicable.

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Argentina

Notifications

Securities Law Information. Neither the Award nor the issuance of the shares are publicly offered or listed on any stock exchange in Argentina. The offer is private and not subject to the supervision of any Argentine governmental authority.

Exchange Control Information. In the event that you transfer sales proceeds in excess of US$50,000 from the sale of shares into Argentina in a single month, you will be subject to certain exchange control reporting requirements. In addition, you may be subject to a mandatory 30% restriction on holding of funds brought into Argentina. Please note that exchange control regulations in Argentina are subject to frequent change. You should consult with your personal legal advisor regarding any exchange control obligations that you may have.

Australia

Terms and Conditions

RSUs Settled in Shares Only. Notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary, RSUs granted to employees in Australia shall be settled in shares only and do not provide any right for you to receive a cash payment under this Award.

Notifications

Securities Information. If you acquire shares pursuant to the Award and you offer the shares for sale to a person or entity resident in Australia, then the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on your disclosure obligations prior to making any such offer.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD10,000 and for international fund transfers. The Australian bank assisting with the transaction will file the report for you. If there is no Australian bank involved in the transfer, you will have to file the report.

Austria

Notifications

Exchange Control Information. If you hold shares of Company stock outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is as of December 31 and the deadline for filing the annual report is March 31 of the following year.

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When shares are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all your accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month.

Belgium

No country specific provisions.

Czech Republic

Notifications

Exchange Control Information. The Czech National Bank may require you to report the RSUs and or shares of Common Stock received and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, you should consult your personal legal advisor prior to the vesting of the RSUs to ensure your compliance with current regulations. It is your responsibility to comply with applicable Czech exchange control laws.

Denmark

Notifications

Exchange Control Information. If you establish an account holding shares pursuant to the Award or an account holding cash outside Denmark, you must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described below.)

Securities/Tax Reporting Information. If you hold shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, you are required to inform the Danish Tax Administration about the account. For this purpose, you must file a Form V (Erklaering V) with the Danish Tax Administration. The Form V must be signed both by you and by the applicable broker or bank where the account is held. By signing the Form V, the broker or bank undertakes to forward information to the Danish Tax Administration concerning the shares in the account without further request each year. By signing the Form V, you authorize the Danish Tax Administration to examine the account. A sample of the Form V can be found at the following website: www.skat.dk.

In addition, if you open a brokerage account (or a deposit account with a U.S. bank) for the purpose of holding cash outside Denmark, you are also required to inform the Danish Tax Administration about this account. To do so, you must also file a Form K (Erklaering K) with the Danish Tax Administration. The Form K must be signed both by you and by the applicable broker or bank where the account is held. By signing the Form K, the broker/bank undertakes an obligation, without further request each year, to forward information to the Danish Tax Administration concerning the content of the account. By signing the Form K, you authorize the Danish Tax Administration to examine the account. A sample of Form K can be found at the following website: www.skat.dk.

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Finland

There are no country specific provisions.

France

Terms and Conditions

Consent to Receive Information in English. By accepting the Award, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

Notifications

Exchange Control Information. If you hold shares of Common Stock outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when you file your annual tax return.

Germany

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

Greece

Notifications

Exchange Control Information. Pursuant to your Award, if you withdraw funds in excess of €15,000 from a bank in Greece and remit those funds out of Greece, you may be required to submit certain documentation/ information to the Greek bank to ensure that the transfer is not in violation of Greek anti-money laundering rules.

Hungary

No country specific provisions.

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India

Notifications

Exchange Control Notification. You must repatriate all proceeds received from the sale of the shares to India within 90 days after sale. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the employer requests proof of repatriation.

Tax Information. The amount subject to tax at vesting will partially be dependent upon a valuation that the Company or your employer will obtain from a Merchant Banker in India. Neither the Company nor your employer has any responsibility or obligation to obtain the most favorable valuation possible, nor obtain valuations more frequently than required under Indian tax law.

Ireland

Notifications

Director Notification Obligation. If you are a director, shadow director or secretary of the Company’s Irish Subsidiary or Affiliate, you must notify the Irish Subsidiary or Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., RSUs, shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

Italy

Terms and Conditions

Data Privacy Notice. The following provision supplements the terms in the Agreement:

You understand that your employer and/or the Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all RSUs or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing your participation in the Plan. You are aware that providing the Company with the Data is necessary for the performance of this Agreement and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.

The “Controller” of personal data processing is Perrigo Company, plc, with registered offices at [INSERT], USA, and, pursuant to D.lgs 196/2003, its representative in Italy is [INSERT NAME OF LOCAL SUB IN ITALY] with registered offices at [INSERT]. You understand that the Data may be transferred to the Company or any of its subsidiaries or affiliates, or to any third parties assisting

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in the implementation, administration and management of the Plan, including any transfer required to a broker or other third party with whom shares of Common Stock acquired pursuant to the vesting of the RSUs or cash from the sale of shares of Common Stock acquired pursuant to the Plan may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Italy. The processing activity, including the transfer of your personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. You understand that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

You understand that Data will be held only as long as is required by law or as necessary to implement, administer and manage your participation in the Plan. You understand that pursuant to art.7 of D.lgs 196/2003, you have the right, including but not limited to, access, delete, update, request the rectification of your personal Data and cease, for legitimate reasons, the Data processing. Furthermore, you are aware that your Data will not be used for direct marketing purposes.

Plan Document Acknowledgment. In accepting the RSUs, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix.

Notifications

Tax/Exchange Control Information. You are required to report on your annual tax return: (a) any transfers of cash or shares of Common Stock to or from Italy exceeding €10,000 or the equivalent amount in U.S. dollars; (b) any foreign investments or investments (including the shares of Common Stock issued at vesting of the RSUs, cash or proceeds from the sale of shares of Common Stock acquired under the Plan) held outside of Italy exceeding €10,000 or the equivalent amount in U.S. dollars, if the investment may give rise to income in Italy (this will include reporting the shares of Common Stock issued at vesting of the RSUs if the fair market value of such shares of Common Stock combined with other foreign assets exceed €10,000); and (c) the amount of the transfers to and from abroad which have had an impact during the calendar year on your foreign investments or investments held outside of Italy. You are exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on your behalf.

Kazakhstan

Notifications

Exchange Control Information. Although Kazakh residents are no longer required to obtain a license from the National Bank of Kazakhstan in advance of obtaining securities in foreign companies, you are nevertheless required to notify the National Bank of Kazakhstan when you acquire shares under the Plan.

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Latvia

No country specific provisions.

Luxembourg

Notifications

Exchange Control Information. You are required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Etudes Economiques within 15 working days following the month during the transaction occurred. If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on your behalf.

Mexico

Terms and Conditions

Modification. By accepting the RSUs, you understand and agree that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

Policy Statement. The award of the RSUs the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

The Company, with registered offices in the U.S., is solely responsible for the administration of the Plan and participation in the Plan and the acquisition of shares does not, in any way, establish an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and the sole employer is as applicable, nor does it establish any rights between you and the Employer.

Plan Document Acknowledgment. By accepting the award of the RSUs, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.

In addition, by signing the Agreement, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in the Agreement, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company and any Parent, Subsidiary or Affiliates are not responsible for any decrease in the value of the shares.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to the Employer, the Company and any Parent, Subsidiary or Affiliates with respect to any claim that may arise under the Plan.

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Spanish Translation

Modification. Al aceptar las Unidades de Accion Restringida, usted reconoce y acuerda que cualquier modification del Plan o su terminacion no constituye un cambio o desmejora de los terminos y condiciones de empleo.

Declaracion de Politica. El Otorgarmiento de Unidades de Accion Restringida de la Compañia en virtud del Plan es unilateral y discrecional y, por lo tanto, la Compañia se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier tiempo, sin responsabilidad alguna.

La Compañia, con oficinas registradas ubicadas en the U.S., es la unica responsable de la administración del Plan y de la participación en el mismo y la adquisición de Acciones no establece de forma alguna una relación de trabajo entre usted y la Compañia, ya que su participación en el Plan es completamente comercial y el unico empleador es en caso de ser aplicable, asi como tampoco establece ningun derecho entre la persona que tenga el derecho a optar y el Empleador.

Reconocimiento del Documento del Plan. Al aceptar el Otorgamiento de las Unidades de Acción Restringida, usted reconoce que ha recibido copias del Plan, ha revisado el mismo, al igual que la totalidad del Acuerdo y, que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.

Adicionalmente, al firmar el Acuerdo, reconoce que ha leido, y que aprueba especifica y expresamente los términos y condiciones contenidos en la Renuncia de Derecho o Reclamo por Compensación del Acuerdo, en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el plan y la participación en el mismo es ofrecida por la Compañia de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañia, asi como su Sociedad controlante, Subsidiaria o Filiales no son responsables por cualquier disminución en el valor de las Acciones.

Finalmente, declara que no se reserva ninguna acción o derecho para interponer una demanda en contra de la Compañia por compensación, dano o perjuicio alguno como resultado de su participación en el Plan y, en consecuencia, otorga el más amplio finiquito al Empleador, asi como a la Compañia, a su Sociedad controlante, Subsidiaria o Filiales con respecto a cualquier demanda que pudiera originarse en virtud del Plan.

Netherlands

Notifications

Insider-Trading Notification. You should be aware of the Dutch insider-trading rules which may prohibit you from effectuating certain transactions involving shares if you have inside information about the Company. If you are uncertain whether the insider-trading rules apply to you, you should consult your personal legal advisor.

Norway

No country specific provisions.

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Poland

Terms and Conditions

Consent to Receive Information in English. By accepting the Award, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly.

Section 2.11 item (h) of the Award Agreement shall be also understood as that the grant and your participation in the Plan will not be interpreted to form or be part of terms and conditions of your employment or service with any Subsidiary or affiliate of the Company.

Notifications

Exchange Control Information. If you hold foreign securities (including shares pursuant to the Award) and maintain accounts abroad, you may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds PLN 7,000,000 at the end of the year, you must file reports on the transactions and balances of the accounts on a quarterly basis by the 20th day of the month following the end of each quarter and an annual report by no later than January 30 of the following calendar year. Such reports are filed on special forms available on the website of the National Bank of Poland. Additionally, if you are a Polish citizen and you transfer funds abroad in excess of the PLN equivalent of €15,000, the transfer must be made through an authorized bank, a payment institution or an electronic money institution authorized to render payment services.

Portugal

Notifications

Exchange Control Information. If you receive shares pursuant to the Award, the acquisition of the shares should be reported to the Banco de Portugal for statistical purposes. If the shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.

Romania

Notifications

Exchange Control Information. Payments by Romanian citizens to or from non-residents in excess of €50,000 should be reported to the National Bank of Romania (“NBR”) for statistical purposes. If you deposit the proceeds from the sale of shares issued to you at vesting in a bank account in Romania, you may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds. You should consult your personal advisor to determine whether you will be required to submit such documentation to the Romanian bank.

Insider-Trading Notification. You should be aware of the Romanian insider-trading rules which may prohibit you from effectuating certain transactions involving shares if you have inside information about the Company. If you are uncertain whether the insider-trading rules apply to you, you should consult your personal legal advisor.

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Russia

Terms and Conditions

U.S. Transaction. You understand that the RSUs shall be valid and this Agreement shall be concluded and become effective only when the Agreement is electronically received by the Company in the United States. Upon vesting, any shares to be issued to you shall be delivered to you through a bank or brokerage account in the United States. You are not permitted to sell the shares directly to other Russian legal entities or individuals.

Notifications

Exchange Control Information. Under current exchange control regulations, within a reasonably short time after sale of the shares issued at vesting, you must repatriate the sale proceeds to Russia. Such sale proceeds must be initially credited to you through a foreign currency account at an authorized bank in Russia. After the sale proceeds are initially received in Russia, they may be further remitted to foreign banks in accordance with Russian exchange control laws.

You are encouraged to contact your personal advisor before remitting your sale proceeds to Russia as exchange control requirements may change.

Securities Law Notification. This Appendix, the Agreement, the Plan and all other materials that you may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Serbia

No country specific provisions.

Slovakia

No country specific provisions.

Slovenia

No country specific provisions.

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South Africa

Terms and Conditions

Taxes. By accepting the RSUs, you agree that, immediately upon vesting of the RSUs, you will notify your employer of the amount of any gain realized. If you fail to advise your employer of the gain realized upon vesting, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld by your employer.

Notifications

Exchange Control Information. Because no transfer of funds from South Africa is required under the RSUs, no filing or reporting requirements should apply when the award is granted nor when shares of Common Stock are issued upon vesting of the RSUs. However, because the exchange control regulations are subject to change, you should consult your personal advisor prior to vesting and settlement of the award to ensure compliance with current regulations.

Spain

Terms and Conditions

No Entitlement for Claims or Compensation. By accepting the award of RSUs, you consent to participation in the Plan, and acknowledge that you have received a copy of the Plan document. You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to make awards of RSUs under the Plan to individuals who may be employees, consultants and directors throughout the world. The decision is limited and entered into based upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any Parent, Subsidiary or Affiliate, including your employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the Award is given on the assumption and condition that the RSUs shall not become part of any employment contract (whether with the Company or any Parent, Subsidiary or Affiliate, including your employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the award, which is gratuitous and discretionary, since the future value of the RSUs and the underlying shares is unknown and unpredictable. You also understand that this Award would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the Award, the RSUs and any right to the underlying shares shall be null and void.

Notifications

Exchange Control Information. You must declare the acquisition of shares of Common Stock to the Dirección General de Politica Comercial e Inversiones Exteriores (“DGPCIE”) of the Ministerio de Economia for statistical purposes. You must also declare the ownership of any shares of Common Stock with the Directorate of Foreign Transactions each January while the shares are owned. In addition, you wish to import the share certificates into Spain, you must declare the importation of such securities to the DGPCIE.

When receiving foreign currency payments derived from the ownership of shares of Common Stock (i.e., dividends or sale proceeds), you must inform the financial institution receiving the payment of the basis upon which such payment is made. You will need to provide the following information: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

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Tax Information. If you hold assets or rights outside of Spain (including shares acquired under the Plan), you may have to file an informational tax report with the tax authorities declaring such ownership. Generally, if the value of your foreign investments exceeds €50,000, you may have to file this informational return. Please note that reporting requirements are based on what you have previously disclosed and the increase in value of such and the total value of certain groups of foreign assets. Also, the thresholds for annual filing requirements may change each year. Therefore, you should consult your personal advisor regarding whether you will be required to file an informational tax report for asset and rights that you hold abroad.

Sweden

Terms and Conditions

The following shall apply in addition to what is set out under section 2.14 of the Award Agreement:

Forfeiture of entitlements under the Plan in case of termination shall apply in case of termination of employment regardless of whether such termination of employment may be justified under Swedish employment protection legislation, and regardless of whether such termination may be challenged by you, and regardless of whether such termination is invalidated by verdict or a court order.

Switzerland

Notifications

Securities Law Notification The award is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland.

Turkey

No country specific provisions.

Ukraine

Notifications

Exchange Control Information. Exchange control rules change frequently and you should consult your personal advisor to determine whether you are required to obtain a license for obtaining shares of a foreign company from the National Bank of Ukraine (NBU).

Terms and Conditions

The Award will be outside the scope of your employment or service contract (if any) and as such will not constitute a part of your compensation package under the respective employment or service contract.

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United Kingdom

Terms and Conditions

Income Tax and National Insurance Contribution Withholding. The following provision supplements the terms in the Agreement:

If payment or withholding of the income tax due in connection with the RSUs is not made within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 occurred (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by you to your employer, effective as of the Due Date. You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or your employer may recover it at any time thereafter by any of the means referred to in Section 2.7 of the Agreement. Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for a loan from the Company or your employer to cover the income tax liability. In the event that you are a director or executive officer and the income tax is not collected from or paid by the Due Date, the amount of any uncollected income tax will constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) will be payable. You will be responsible for reporting any income tax for reimbursing the Company or your employer the value of any employee NICs due on this additional benefit.

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